Exhibit 99.1

Media Contact:	Investor Relations Contact:
Alison von Puschendorf	Jason Thompson
tel: 804-327-7284	tel: 804-201-2556

MeadWestvaco Announces Agreement to Sell Elkins, West Virginia, Forestlands

to Penn Virginia Resource Partners

RICHMOND, VA – August 24, 2007 – In continuation of its land management strategy, MeadWestvaco Corporation (NYSE: MWV) today announced a definitive agreement with Penn Virginia Operating Co., L.L.C., a wholly owned subsidiary of Penn Virginia Resource Partners, L.P.(NYSE: PVR), for the sale of approximately 62,000 fee acres of forestland in West Virginia for $93.1 million. MeadWestvaco expects to complete the transaction in the third quarter of this year.

PVR is a publicly traded limited partnership which manages coal properties and related assets, including timber, and operates a midstream natural gas gathering and processing business.

MeadWestvaco recently announced an agreement with Wells Timberland REIT to sell approximately 228,000 acres of owned forestland and approximately 95,000 acres under long-term timber contracts. The total consideration from these sales is $493.1 million, and the company intends to return the value obtained to its shareholders.

“We completed the initial phase of our stated land strategy in a timely manner and realized the highest value for our shareholders,” said John A. Luke, Jr., chairman and CEO of MeadWestvaco. “We are capturing the near-term opportunities while carefully and strategically pursuing longer-term value enhancement activities.”

Included in the agreement with PVR is the 8,400 acre MeadWestvaco Wildlife and Ecosystem Research Forest. PVR is interested in continuing to make that property available for research and will be assuming MeadWestvaco’s Memorandum of Understanding, which runs through 2009.

Following the close of the forestland sales to PVR and Wells Timberland REIT, MeadWestvaco’s U.S. land holdings will include approximately 800,000 acres throughout South Carolina, Georgia, Alabama, Virginia and West Virginia.

About MeadWestvaco

MeadWestvaco Corporation (NYSE: MWV) provides packaging solutions to many of the world’s most-admired brands in the food and beverage, media and entertainment, personal care, home and garden, cosmetics, and healthcare industries. The company has market-leading positions in its Consumer & Office Products and Specialty Chemicals businesses, and operates in more than 30 countries. MeadWestvaco manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability Index for the third consecutive year. For more information, please visit us at www.meadwestvaco.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings expected from the company’s cost reduction initiative; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its forestlands; adverse results in current or future litigation; currency movements; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.